EXHIBIT 10.1

AMENDMENT NO. 2 TO
AMENDED AND RESTATED CAPACITY RIGHTS AGREEMENT

This Amendment No. 2 (this “Amendment”) dated April 1, 2011, amends that certain Amended and Restated Capacity Rights Agreement dated July 1, 2010, as amended by Amendment No. 1 to Amended and Restated Capacity Rights Agreement, dated December 16, 2010 (as amended, the “Original Agreement”), by and between Sabine Pass LNG, L.P., a Delaware limited partnership (“Sabine”) and JPMorgan LNG Co., a Delaware company (“LNGCo”). Sabine and LNGCo are sometimes individually referred to as a “Party” and, collectively, referred to as the “Parties”. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Agreement.
WHEREAS, the Parties desire to amend the Original Agreement in accordance with the terms of this Amendment; and
NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions contained in this Agreement, as well as for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Amendment to Section 6.2.    Section 6.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“6.2    Transition Period” CMI shall purchase any LNGCo inventory remaining in storage at the Sabine Pass Terminal (other than such inventory (i) that was delivered pursuant to a Term Purchase Agreement, (ii) which LNGCo has contracted to sell to a third party with a delivery period occurring after the end of the Term, or (iii) which is identified in any of the scenarios in the Initial Sales Plan applicable to such inventory to be exported and sold with a delivery period occurring after the end of the Term, which such inventories shall remain with LNGCo) as of the last day of the Term as provided in Section 9.7(a) of the Services Agreement.”
2.No Other Changes; Reference. Except as specifically amended by this Amendment, the Original Agreement shall remain in full force and effect.

3.Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the State of New York, without regard to principles of laws (whether of the State of New York or any other jurisdiction).

4.Counterparts. This Amendment may be executed in counterparts and if so executed by each Party hereto, all copies together shall constitute a single agreement.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

SABINE PASS LNG, L.P.
By: Sabine Pass LNG-GP, LLC
its general partner

By:	/s/ Charif Souki
Name:	Charif Souki
Title:	Chief Executive Officer

JPMORGAN LNG Co.

By:	/s/ Paul J. Posoli
Name:	Paul J. Posoli
Title:	President

Signature Page to Amendment No. 2 to Amended and Restated Capacity Rights